Eagle Bulk Shipping Inc. Closes on USD 22.6 Million Term Facility Increase

STAMFORD, Conn., Jun. 15, 2020 (GLOBE NEWSWIRE) -- Eagle Bulk Shipping Inc. (NASDAQ: EGLE) (“Eagle Bulk” or the “Company”), one of the world’s largest owner-operators within the Supramax / Ultramax segment, today announced that Eagle Bulk Ultraco LLC, a wholly-owned subsidiary of the Company, closed on a USD 22.6 million incremental term loan under its existing five-year senior secured term loan facility, which bears an interest rate of LIBOR plus 2.50% and matures in 2024. The incremental amount of the facility is secured by two Ultramaxes the Company already owned, the M/V Hong Kong Eagle and M/V Santos Eagle.

Net loan proceeds will be used for general corporate purposes.

Financing for the incremental term loans under the facility has been provided by the Company’s existing lenders: ABN AMRO, Credit Agricole Corporate and Investment Bank (Credit Agricole), Skandinaviska Enskilda Banken AB (SEB), and DNB Bank ASA (DNB), and Danish Ship Finance.

About Eagle Bulk Shipping Inc.

Eagle Bulk Shipping Inc. (“Eagle” or the “Company”) is a U.S. based fully integrated shipowner-operator providing global transportation solutions to a diverse group of customers including miners, producers, traders, and end users. Headquartered in Stamford, Connecticut, with offices in Singapore and Copenhagen, Denmark, Eagle focuses exclusively on the versatile mid-size drybulk vessel segment and owns one of the largest fleets of Supramax/Ultramax vessels in the world. The Company performs all management services in-house (including: strategic, commercial, operational, technical, and administrative) and employs an active management approach to fleet trading with the objective of optimizing revenue performance and maximizing earnings on a risk-managed basis. For further information, please visit our website: www.eagleships.com.

Disclaimer: Forward-Looking Statements

Matters discussed in this release may constitute forward-looking statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. These statements may include words such as “believe,” “estimate,” “project,” “intend,” “expect,” “plan,” “anticipate,” and similar expressions in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements in this release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charter hire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in vessel operating expenses, including drydocking and insurance costs, or actions taken by regulatory authorities, ability of our counterparties to perform their obligations under sales agreements, charter contracts, and other agreements on a timely basis, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists.

Risks and uncertainties are further described in reports filed by Eagle Bulk Shipping Inc. with the SEC.

CONTACT

Company Contact:
Frank De Costanzo
Chief Financial Officer
Eagle Bulk Shipping Inc.
Tel. +1 203-276-8100
Email: investor@eagleships.com

Media:
Rose and Company
Tel. +1 212-359-2228